Exhibit 99.h(40)

SECOND AMENDMENT

TO

SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

CREDIT SUISSE OPPORTUNITY FUNDS, ON BEHALF OF ITS SERIES IDENTIFIED THEREIN

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment, dated as of February 12, 2020, (the “Amendment”), amends the Securities Lending and Services Agreement dated as of March 30, 2012, as may have been amended and as in effect as of the date of this Amendment, between Credit Suisse Opportunity Funds, on behalf of its series Credit Suisse Multialternative Strategy Fund (f/k/a Credit Suisse Liquid Alternative Fund) (such series, the “Borrower”) and State Street Bank and Trust Company (“State Street”) (and such agreement, the “Agreement”).

WHEREAS, Credit Suisse Strategic Income Fund (the “New Borrower”), seeks to become a borrower under the Agreement; and

WHEREAS, the Borrower and State Street agree to permit Credit Suisse Strategic Income Fund to become a borrower under the Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein contained, each Borrower and State Street hereby agree to amend the Agreement, as follows:

1.                                      All references to “Credit Suisse Liquid Alternative Fund” in the Agreement and any annexes, schedules and exhibits thereto shall be deleted and be replaced with “Credit Suisse Multialternative Strategy Fund.”

2.                                      The preamble to the Agreement shall be deleted in its entirety and be replaced with the following:

“Securities Lending and Services Agreement (the “Agreement”) dated as of the 30th day of March 2012, as amended, between Credit Suisse Opportunity Funds, a Delaware statutory trust, on behalf of each of its series identified on Annex I hereto, severally and not jointly (each such series, the “Borrower”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), setting forth the terms and conditions under which State Street, acting as principal, and not as agent on behalf of any party, may from time to time lend certain securities to the Borrower against the receipt of Securities Loan Collateral, as defined herein.”

3.                                      The Agreement is hereby amended by adding a new Annex I thereto, substantially in the form of Exhibit I hereto, which shall reflect the name of each Borrower under the Agreement including the New Borrower.

4.                                      Each Borrower and State Street hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

5.                                      Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.                                      This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Signatures to this agreement may be transmitted electronically and the parties hereby adopt as original any signatures received via electronically transmitted form.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

CREDIT SUISSE OPPORTUNITY FUNDS,

ON BEHALF OF EACH OF ITS SERIES

IDENTIFIED ON EXHIBIT I HERETO,

SEVERALLY AND NOT JOINTLY

By:	/s/Omar Tariq
Name:	Omar Tariq
Title:	CFO

STATE STREET BANK AND TRUST COMPANY

By:	/s/Eric MacDonald
Name:	Eric MacDonald
Title:	Managing Director

EXHIBIT I

ANNEX I

TO

SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

CREDIT SUISSE OPPORTUNITY FUNDS,

ON BEHALF OF EACH OF ITS SERIES IDENTIFIED HEREIN

AND

STATE STREET BANK AND TRUST COMPANY

(Updated as of February 12, 2020)

Credit Suisse Multialternative Strategy Fund

Credit Suisse Strategic Income Fund